Exhibit 3

ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF
GEMSTAR ENTERPRISES, INC.

     Pursuant to the provisions of Section 78.385, et. seq., of the Nevada Revised Statutes, Gemstar Enterprises, Inc., a Nevada corporation, hereinafter referred to as the "Corporation," hereby adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:     The name of the Corporation is Gemstar Enterprises, Inc.

SECOND:     Article I of the Articles of Incorporation shall be amended to read as follows:

Article I

     The name of the corporation is CGI Holding Corporation.

THIRD:     By executing these Articles of Amendment to the Articles of
Incorporation, the president and secretary of the Corporation do hereby certify that on June 30, 1997, the foregoing amendment to the Articles of Incorporation of Gemstar Enterprises, Inc., was authorized and approved pursuant to Section 78.390 of the Nevada Revised Statutes by the consent of the majority of the Corporation's shareholders. The number of issued and outstanding shares entitled to vote on the foregoing amendment to the Articles of Incorporation was 10,758,614 of which 6,634,750 shares voted for, no shares voted against and no shares abstained from the foregoing amendment to the Articles of Incorporation. No other class of shares was entitled to vote thereon as a class.

     DATED this 4th day of August, 1997

                                      /S/ Denny Nestripke, President
                                          Secretary

State of Utah      )
               :ss
County of Salt Lake)

     On this 4th day of August, 1997, personally appeared before me, the undersigned, a notary public, Denny Nestripke, who being by me first duly sworn, declared that he is the president and secretary, respectively, of the above-named corporation, that they signed the foregoing Articles of Amendment to the Articles of Incorporation and that the statements contained therein are true.

                         WITNESS MY HAND AND OFFICIAL SEAL.

/S/ Victor D. Schwarz, Notary Public [Seal]
350 South 400 East Ste. G-6
SLC, UT  84111
My Commission Expires August 10, 1998
State of Utah